                                                                   EXHIBIT 10.17

                                                                  Execution Copy

                         Dated as of November ___, 2000

                 CTRIP COMPUTER TECHNOLOGY (SHANGHAI) CO., LTD.

                                       AND

                       SHANGHAI CTRIP COMMERCE CO., LTD.

                    -----------------------------------------

                          CONSULTING SERVICES AGREEMENT

                    -----------------------------------------

                                                                   EXHIBIT 10.17


                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.       DEFINITIONS..............................................................................................2

2.       RETENTION AND SCOPE OF SERVICES..........................................................................3

3.       PAYMENT..................................................................................................4

4.       FURTHER TERMS OF COOPERATION.............................................................................5

5.       UNDERTAKINGS OF PARTY A..................................................................................5

6.       NEGATIVE COVENANTS.......................................................................................7

7.       TERM AND TERMINATION.....................................................................................9

8.       PARTY B'S REMEDY UPON PARTY A'S BREACH..................................................................10

9.       AGENCY..................................................................................................10

10.      GOVERNING LAW AND JURISDICTION..........................................................................10

11.      ASSIGNMENT..............................................................................................11

12.      NOTICES.................................................................................................11

13.      GENERAL.................................................................................................12


                                        i

                                                                   EXHIBIT 10.17

THIS AGREEMENT is made as of the November ____, 2000

BETWEEN:

(1) Shanghai Ctrip Commerce Co., Ltd., a company with limited liability organized under the laws of the PRC, with a business address at 22nd Floor, Gong Tai Plaza, 700 Yan An Road East, Shanghai, PRC ("Party A");

(2) Ctrip Computer Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the PRC, with a business address at 22nd Floor, Gong Tai Plaza, 700 Yan An Road East, Shanghai, PRC ("Party B").

WHEREAS:

(1) Party A is licensed in the PRC to engage in the business of hotel booking services, conference services, business consulting, business information services and the wholesale and retail sale of travel necessities and handicrafts;

(2) Party B has been established under the laws of the PRC to engage in, inter alia, development of software and hardware technology and systems formation for computers; sale of self-manufactured goods; technology consultancy; marketing consultancy; investment consultancy; information services (including consultancy services relating to Internet traveling services); and

(3) Party A wishes to engage Party B to provide such services and Party B wishes to provide such services to Party A, upon the terms and conditions of this Agreement;

IT IS AGREED as follows:

1.       DEFINITIONS

1.1      In this Agreement:

         "Affiliate", with respect to any Person, shall mean any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether ownership of securities or partnership or other ownership interests, by contract or otherwise);

         "Consulting Services Fee" shall be as defined in Clause 3.1;

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the amount of such Person and all drafts drawn thereunder,
         (iii) all liabilities secured by any Lien on any property owned by such person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all contingent obligations (including, without limitation, all guarantees to third parties) of such Person;

                                                                   EXHIBIT 10.17


         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including. without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under recording or notice statute, and any lease having substantially the same effect as any of the foregoing);

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization, entity or other organization or any government body;

         "PRC" means the People's Republic of China;

         "Services" means the services to be provided under the Agreement by Party B to Party A, as more specifically described in Clause 2;

In this Agreement a reference to a Clause, unless the context otherwise requires, is a reference to a clause of this Agreement.

1.2 The headings in this Agreement shall not affect the interpretation of this Agreement.

2.       RETENTION AND SCOPE OF SERVICES

2.1 Party A hereby agrees to retain the services of Party B, and Party B accepts such appointment, to provide to Party A services in relation to the current and proposed operations of Party A's business in the PRC upon the terms and conditions of this Agreement. The services subject to this Agreement shall include, without limitation:

         General Business Operation

         Advice and assistance relating to development of technology and provision of consultancy services, particularly as related to travel services.

         Human Resources

         2.1.1 Advice and assistance in relation to the staffing of Party A, including assistance in the recruitment, employment and secondment of management personnel, administrative personnel and staff of Party A;

         2.1.2    Training of management, staff and administrative personnel;

         2.1.3 Assistance in the development of sound payroll administrative controls in Party A;

         2.1.4 Advice and assistance in the relocation of management and staff of Party A;

         Systems/Networks

         2.1.5 Advice and assistance in relation to information systems for the operations of Party A;

                                                                   EXHIBIT 10.17


         2.1.6 Advice and assistance in the establishment of local area networks and wide area networks for the centralized management of accounts and information; and

         Others

         2.1.7 Such other advice and assistance as may be agreed upon by the Parties.

2.2      Exclusive Services Provider

         During the term of this Agreement, Party B shall be the exclusive provider of the Services. Party A shall not seek or accept similar services from other providers unless the prior written approval is obtained from Party B.

2.3      Intellectual Properties Related to the Services

         All patents, trademarks, trade name, copyrights and other intellectual properties developed or used by Party B for provision of the Services or derived from the provision of the Services shall belong to Party B.

3.       PAYMENT

3.1      (a)      In consideration of the Services provided by Party B
                  hereunder, Party A shall pay to Party B during the term of this Agreement a consulting services fee (the "Consulting
                  Services Fee"), payable in RMB each quarter, equal to all of its revenue for such quarter based on the quarterly financial statements provided under Clause 5.1 below. Such quarterly payment shall be made within 15 days after receipt by Party B of the financial statements referenced above.

         (b) Party A will permit, from time to time during regular business hours as reasonably requested by Party B, or its agents or representatives (including independent public accountants, which may be Party A's independent public accountants), (i) to conduct periodic audits of books and records of Party A, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Party A (iii) to visit the offices and properties of Party A for the purpose of examining such materials described in clause (ii) above, and (iv) to discuss matters relating to the performance by Party A hereunder with any of the officers or employees of Party A having knowledge of such matters. Party B may exercise the audit rights provided in the preceding sentence at any time, provided that Party B provides ten days written notice to Party A specifying the scope, purpose and duration of such audit. All such audits shall be conducted in such a manner as not to interfere with Party A's normal operations.

3.2 Party A shall not be entitled to set off any amount it may claim is owed to it by Party B against any Consulting Services Fee payable by Party A to Party B unless Party A first obtains Party B's written consent.

3.3 The Consulting Services Fee shall be paid in RMB by telegraphic transfer to Party B Account No.044094-018252400017 at: Bank of China, Shanghai Branch, Huangpu

                                                                   EXHIBIT 10.17


         District Sub-Branch or to such other account or accounts as may be specified in writing from time to time by Party B.

3.4 Should Party A fail to pay all or any part of the Consulting Service's Fee due to Party B in RMB under this Clause 3 Within the time limits stipulated, Party A shall pay to Party B interest in RMB on the amount overdue based on the three (3) month lending rate for RMB announced by the Bank of China on the relevant due date.

3.5 All payments to be made by Party A hereunder shall be made free and clear of and without deduction for or on account of tax, unless Party A is required to make such payment subject to the deduction or withholding of tax.

4.       FURTHER TERMS OF COOPERATION

4.1 All business revenue of Party A shall be directed in full by Party A into a bank account(s) nominated by Party B.

5.       UNDERTAKINGS OF PARTY A

         Party A hereby agrees that, during the term of the Agreement:

5.1      Information Covenants

         Party A will furnish to Party B:

         5.1.1 Preliminary Monthly Reports. Within five (5) days of the end of each calendar month the preliminary income statements and balance sheets of Party A made up to and as at the end of such calendar month, in each case prepared in accordance with the PRC generally accepted accounting principles, consistently applied;

         5.1.2 Final Monthly Reports. Within ten (10) days after the end of each calendar month, a final report from Party A on the financial position and results of operations and affairs of Party A made up to and as at the end of such calendar month and for the elapsed portion of the relevant financial year, setting forth in each case in comparative form figures for the corresponding period in the preceding financial year, in each case prepared in accordance with the PRC generally accepted accounting principles, consistently applied;

         5.1.3 Quarterly Reports. As soon as available and in any event within forty-five (45) days after each Quarterly Date (as defined below), unaudited consolidated and consolidating statements of income, retained earnings and changes in financial position of the Party A and its subsidiaries, if any, for such quarterly period and for the period from the beginning of the relevant fiscal year to such Quarterly Date and the related consolidated and consolidating balance sheets as at the end of such quarterly period, setting forth in each case actual versus budgeted comparisons and in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the chief financial officer of the Party A, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial

                                                                  EXHIBIT 10.17

                  condition and results of operations, as the case may be, of the Party A and its subsidiaries, if any, in accordance with PRC general accepted accounting principles applied on a consistent basis as at the end of, and for, such period (subject to normal year-end audit adjustments and the preparation of notes for the audited financial statements);

         5.1.4 Annual Audited Accounts. Within six (6) months of the end of the financial year, the annual audited accounts of Party A to which they relate (setting forth in each case in comparative form the corresponding figures for the preceding financial year), in each case prepared in accordance with, among others, the PRC generally accepted accounting principles, consistently applied;

         5.1.5 Budgets. At least 90 days before the first day of each financial year of Party A, a budget in form satisfactory to Party B (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Party A for each of the four financial quarters of such financial year accompanied by the statement of the chief financial officer of Party A to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

         5.1.6    Notice of Litigation. Promptly, and in any event within one
                  (1) business day after an officer of Party A obtains knowledge thereof, notice of (i) any litigation or governmental proceeding pending against Party A which could materially adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Party A and
                  (ii) any other event which is likely to materially adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Party A.

         5.1.7 Other Information. From time to time, such other information or documents (financial or otherwise) as Party B may reasonably request.

         For purposes of this Agreement, "a Quarterly Date" shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day following the date of this Agreement; provided that if any such day is not a business day in the PRC, then such Quarterly Date shall be the next succeeding business day in the PRC.

5.2      Books, Records and Inspections

         Party A will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles in the PRC and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Party A will permit officers and designated representatives of Party B to visit and inspect, under guidance of officers of Party A, any of the properties of Party A, and to examine the books of record and account of Party A and discuss the affairs, finances and accounts of Party A with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as Party B may request.

                                                                  EXHIBIT 10.17

5.3      Corporate Franchises

         Party A will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and licenses.

5.4      Compliance with Statutes, etc.

         Party A will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, in respect of the conduct of its business arid the ownership of its property, including without limitation maintenance of valid and proper government approvals and licenses necessary to provide the services, except that such noncompliances could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of Party A.

6.       NEGATIVE COVENANTS

         Party A covenants and agrees that, during the term of this Agreement, without the prior written consent of Party B.

6.1      Equity

         Party A will not issue, purchase or redeem any equity or debt securities of Party A.

6.2      Liens

         Party A will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Party A whether now owned or hereafter acquired, provided that the provisions of this Clause 6.1 shall not prevent the creation, incurrence, assumption or existence of:

         6.2.1 Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; and

         6.2.2 Liens in respect of property or assets of Party A imposed by law, which were incurred in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Party A or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien.

6.3      Consolidation, Merger, Sale of Assets, etc.

         Party A will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that (i) Party A may make sales of inventory in the ordinary course of business and (ii)

         Party A may, in the ordinary course of business, sell equipment which is uneconomic or obsolete.

6.4      Dividends

         Party A will not declare or pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by Party A with respect to its capital stock), or set aside any funds for any of the foregoing purposes.

6.5      Leases

         Party A will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) by Party A under agreements to rent or lease any real or personal property to exceed US$1 million in any fiscal year of Party A.

6.6      Indebtedness

         Party A will not Contract, create, incur, assume or suffer to exist any indebtedness, except accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit incurred by Party A in the ordinary course of business, which are to be repaid in full not more than one
         (1) year after the date on which such indebtedness is originally incurred to finance the purchase of goods by Party A.

6.7      Advances, Investment and Loans

         Party A will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that Parry A may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with Customary trade terms.

6.8      Transactions with Affiliates

         Party A will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Party A, other than on terns and conditions substantially as favorable to Party A as would be obtainable by Party A at the time in a comparable arm's-length transaction with a Person other than an Affiliate and with the prior written consent of Party B.

6.9      Capital Expenditures

         Party A will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be "capitalized in accordance with generally accepted accounting principles in the PRC and including capitalized lease obligations) during any period set forth below (taken as one accounting period) which exceeds in the aggregate for Party A the amount of RMB 500,000 commencing in the 2000 fiscal year.

                                                                  EXHIBIT 10.17

6.10 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Articles of Association and Certain Other Agreements; etc.

         Party A will not (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Existing Indebtedness or (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (iii) amend, modify or change its Articles of Association or Business License, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock.

6.11     Business

         Party A will not engage (directly or indirectly) in any business other than those types of business prescribed within the business scope of Party A's business license except with the prior written consent of Party B.

7.       TERM AND TERMINATION

7.1 This Agreement shall take effect on the date of execution of this Agreement and shall remain in full force and effect unless terminated pursuant to Clause 7.2.

7.2      This Agreement may be terminated:

         7.2.1 by either Party giving written notice to the other Party if the other Party has committed a material breach of this Agreement (including but not limited to the failure by Party A to pay the Consulting Services Fee) and such breach, if capable of remedy, has not been so remedied within, in the case of breach of a non-financial obligation, 14 days, following receipt of such written notice;

         7.2.2 either Party giving written notice to the other Party if the other Party becomes bankruptcy or insolvent or is the subject of proceedings or arrangements for liquidation or dissolution or ceases to carry on business or becomes unable to pay its debts as they come due;

         7.2.3 by either Party giving written notice to the other Party if, for any reason, the operations of Party B are terminated;

         7.2.4 by either Party giving written notice to the other Party if the business licence or any other license or approval material for the business operations of Party A is terminated, cancelled or revoked;

         7.2.5 by either Party giving written notice to the other Party if circumstances arise which materially and adversely affect the performance or the objectives of this Agreement; or

         7.2.6    by election of Party B with or without reason.

                                                                   EXHIBIT 10.17


7.3 Any Party electing properly to terminate this Agreement pursuant to Clause 7.2 shall have no liability to the other Party for indemnity, compensation or damages arising solely from the exercise of such right. The expiration or termination of this Agreement shall not affect the continuing liability of Party A to pay any Consulting Services Fees already accrued or due and payable to Party B.

         Upon expiration or termination of this Agreement, all amounts then due and unpaid to Party B by Party A hereunder, as well as all other amounts accrued but not yet payable to Party B by Party A, shall forthwith become due and payable by Party A to Party B.

8.       PARTY B'S REMEDY UPON PARTY A'S BREACH

         In addition to the remedies provided elsewhere under this Agreement, Party B shall be entitled to remedies permitted under PRC laws, including without limitation compensation for any direct and indirect losses arising from the breach and legal fees incurred to recover losses from such breach.

9.       AGENCY

         The Parties are independent Contractors, and nothing in this Agreement shall be construed to constitute either Party to be the agent, Partner, legal representative, attorney or employee of the other for any Purpose whatsoever. Neither Party shall have the power or authority to bind the other except as specifically set out in this Agreement.

10.      GOVERNING LAW AND JURISDICTION

10.1 This Agreement shall be governed by, and construed in accordance with, the laws of the PRC.

10.2     Arbitration

         Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultations between the Parties. Such consultations shall begin immediately after one Party has delivered to the other Party a written request for such consultation. If within ninety (90) days following the date on which such notice is given, the dispute cannot be settled through consultations, the dispute shall, upon the request of any Shareholder with notice to the other Party, be submitted to arbitration in China under the auspices of China International Economic and Trade Arbitration Commission (the "CIETAC"). The Parties shall jointly appoint a qualified interpreter for the arbitration proceedings and shall be responsible for sharing in equal portions the expenses incurred by such appointment.

10.3 There shall be three (3) arbitrators. Party A shall select one (1) arbitrator and Party B shall select one (1) arbitrator, and both arbitrator shall be selected within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The chairman of the CIETAC shall select the third arbitrator. If a Party does not appoint an arbitrator who has consented to participate within thirty (30) days after the

                                                                   EXHIBIT 10.17

         selection of the first arbitrator, the relevant appointment shall be made by the chairman of the CIETAC.

10.4 Unless otherwise provided by the arbitration rules of CIETAC, the arbitration proceeding shall be conducted in English. The arbitration tribunal shall apply the arbitration rules of the CIETAC in effect on the date of the signing of this Agreement. However, if such rules are in conflict with the provisions of this Clause, including the provisions concerning the appointment of arbitrators, the provisions of this Clause shall prevail.

10.5 Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Parties.

10.6 Judgement upon the award rendered by the arbitration may be entered into by any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or any order of enforcement thereof.

10.7 During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Agreement.

11.      ASSIGNMENT

11.1 No part of this Agreement shall be assigned or transferred by either Party without the prior written consent of the other Party. Any such assignment or transfer shall be void. Party B, however, may assign its rights and obligations hereunder to an Affiliate.

12.      NOTICES

         Any notice or other communication provided for in this Agreement shall be in writing in the English and Chinese languages and shall be delivered personally or sent by telefax and confirmed by registered mail as follows:

         12.1.1   if a Party B, to:

                  Address:          22nd Floor, Gong Tai Plaza
                                    700 Yan An Road East
                                    Shanghai
                                    People's Republic of China

                  Telefax:          (8621) 5385 0923

         12.1.2   if a Party A, to:

                  Address:          22nd Floor, Gong Tai Plaza
                                    700 Yan An Road East
                                    Shanghai
                                    People's Republic of China

                  Telefax:          (8621) 5385 0923

                                                                   EXHIBIT 10.17

         to such other person, address or telefax number as either Party may specify by notice in writing to the other.

12.2 In the absence of evidence or earlier receipt, any notice or other communication shall be deemed to have been duly given:

         12.2.1 if delivered personally, when left at the address referred to in Clause 11.1 and a receipt of acknowledgement is obtained; or

         12.2.2   if sent by telefax, when confirmed by registered mail.

13.      GENERAL

13.1 The failure to exercise or de]ay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

13.2 Should any Clause or any part of any Clause contained in this Agreement be declared invalid or unenforceable for any reason Whatsoever, all other Clauses or parts of Clauses contained in this Agreement shall remain in full force and effect.

13.3 This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous agreements.

13.4 No amendment or variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

13.5     This Agreement shall be executed in two originals in English.

                                                                   EXHIBIT 10.17


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

CTRIP COMPUTER TECHNOLOGY                  SHANGHAI CTRIP COMMERCE
(SHANGHAI) CO., LTD.                       CO., LTD.



By:                                        By:
    ---------------------------------          ---------------------------------
    Name:                                      Name:
    Title:                                     Title: